FOR IMMEDIATE RELEASE	September 30, 2021

Jefferies Financial Group Announces Third Quarter 2021 Financial Results
Jefferies Group Delivers Record Third Quarter
and Nine Months Revenue and Net Income

New York, New York — September 30, 2021 — Jefferies Financial Group Inc. (NYSE: JEF) today announced its financial results for the three and nine months ended August 31, 2021. For the third quarter, Net income attributable to common shareholders was $407 million, or $1.50 per diluted share, and annualized adjusted return on tangible equity was 21.4%1. For the nine months ended August 31, 2021, Net income attributable to common shareholders was $1.34 billion, or $4.93 per diluted share, and annualized adjusted return on tangible equity was 26.1%2.

In addition, the Jefferies Board of Directors declared a quarterly cash dividend equal to $0.25 per Jefferies common share, payable on November 29, 2021 to record holders of Jefferies common shares on November 15, 2021. We expect to file our Form 10-Q on or about October 8, 2021.

Highlights for the three months ended August 31, 2021:
•Jefferies Group LLC
◦Net revenues of $1.65 billion, a record for a third quarter and up 19% over the prior year third quarter's then all-time record quarterly net revenues
◦Pre-tax income of $560 million, a record for a third quarter and up 54% over the prior year comparable quarter, and net earnings of $419 million, also a record for a third quarter and up 57% over the prior year quarter
◦Annualized return on tangible equity of 34.4%3, compared with 23.2%4 in the prior year quarter
◦All-time record quarterly Investment Banking net revenues of $1.18 billion, up 100% over the prior year quarter, including all-time record quarterly Advisory net revenues of $584 million, Equity Underwriting net revenues of $367 million and Debt Underwriting net revenues of $229 million, each a record for a third quarter,
◦Quarterly combined Capital Markets net revenues of $442 million, down 32.5% over the prior year quarter, including Equities net revenues of $237 million and Fixed Income net revenues of $206 million
◦Third quarter Asset Management net revenues (before allocated net interest5) of $10 million, down significantly from the robust prior year quarter
◦Record Liquidity buffer of $9.20 billion of cash and unencumbered liquid collateral at August 31, 2021, which represented 18% of Jefferies Group's total balance sheet

•Jefferies Financial Group
◦Net income attributable to common shareholders for the third quarter was $407 million, or $1.50 per diluted share, and annualized adjusted return on tangible equity was 21.4%1
◦We repurchased 1.5 million shares for $52 million, or an average price of $34.51 per share, during the third quarter (Jefferies was precluded from purchasing shares until the July 14 announcement of our Strategic Alliance with SMBC Group6, which, as previously reported, includes credit facilities to Jefferies Group of $350 million and Jefferies Finance of $1.9 billion, and the purchase by SMBC Group6 of up to 4.9% of Jefferies common shares in the open market)
◦Our Board of Directors has increased our share buyback authorization by $52 million back to a total of $250 million.

Highlights for the nine months ended August 31, 2021:

•Jefferies Group LLC
◦Record nine months net revenues of $5.40 billion, up 50% over the prior year comparable period's then all-time record net revenues
◦Record nine months pre-tax income of $1.66 billion, up 115% over the prior year period, and record nine months net earnings of $1.23 billion, up 117% over the prior year period, demonstrating the operating leverage inherent in our business model
◦Annualized return on tangible equity of 36.2%7, compared with 17.7%8 in the prior year period
◦Record nine months Investment Banking net revenues of $3.25 billion, up 119% over the prior year period, including record Advisory net revenues of $1.29 billion, record Equity Underwriting net revenues of $1.19 billion and record Debt Underwriting net revenues of $712 million
◦Nine months combined Capital Markets net revenues of $1.84 billion, down 2% over the prior year period, including record Equities net revenues of $1.01 billion and Fixed Income net revenues of $826 million
◦Record nine months Asset Management revenues (before allocated net interest5) of $247 million, up 42% over the prior year period, including $62 million in management, performance and similar fees and revenues earned directly or through our strategic affiliates in the current year period; performance fees and similar revenues recorded in the first nine months of the current year are attributable to performance realized in respect of the twelve months ended December 31, 2020

•Jefferies Financial Group
◦For the nine months ended August 31, 2021, Net income attributable to common shareholders was $1.34 billion, or $4.93 per diluted share, and annualized adjusted return on tangible equity was 26.1%2
◦Merchant Banking pre-tax income of $170 million, reflecting record nine months results from Idaho Timber and mark-to-market increases in the value of several of our investments in public and private companies
◦We repurchased 6.5 million shares for $179 million, or an average price of $27.59 per share during the first nine months of 2021; at August 31, 2021, we had 246 million shares outstanding and 276 million shares were outstanding on a fully diluted basis9; Jefferies book value per share was $42.28 and tangible book value per fully diluted share10 was $31.58 at August 31, 2021
◦Since April 2018, Jefferies has repurchased 125 million shares for $2.64 billion in total, or an average price of $21.20 per share; our fully diluted shares outstanding9 have decreased by 27% over the same period
◦Jefferies has returned to shareholders $3.68 billion, or 36% of shareholders' equity and 47% of tangible shareholders' equity11 since April 2018. Our shareholders' equity at August 31, 2021 is $10.38 billion. Even with our significant return of capital to our shareholders, Jefferies tangible shareholders' equity11 at August 31, 2021 is $8.48 billion, which is over $650 million higher than at March 31, 2018

Rich Handler, our CEO, and Brian Friedman, our President, said:

"We are humbled by and deeply grateful for the confidence and trust our clients have shown in us, not just this quarter, but over the years and decades we have worked to build the leading independent full-service global investment banking firm. Our results this quarter demonstrate that the relentless client focus of our amazing Jefferies team is the difference maker and our market position has reached a new level, particularly in Investment Banking. Net revenues in Investment Banking for the first nine months of the year were $3.25 billion and our backlog for the fourth quarter is at a new record level12. In this most recent quarter, we completed more investment banking transactions (up 18% this quarter from Q3 2020), with more clients (up 19%), at a greater average value per transaction (up 48%) than ever before. To put this in perspective, our Investment Banking effort (supported by Equities, Fixed Income, research and our firmwide support team) arranged 424 separate transactions for 407 different clients with an aggregate deal value of $238 billion in the third quarter. Subject to market conditions, we believe we are well positioned for meaningful further growth, given our clear strategy, distinctively entrepreneurial and nimble culture, and the ongoing and consistent enhancements to our capabilities and talent. Today, we have more than 1,200 investment banking professionals, 237 of whom are Managing Directors, all dedicated to supporting our clients and their strategic and capital markets' needs.

"We are also pleased our Equities and Fixed Income results were resilient against a backdrop of reduced market volumes and a continued low interest rate environment. While our results in Asset Management were significantly impacted by a difficult environment for multi-strategy funds and lower performance by strategies that had very strong returns during the first half of the year, we remain pleased with our progress in attracting third-party investors to our platforms.

"As of our third quarter ending August 31, 2020, Jefferies Group had last twelve months ("LTM") net revenues, earnings before income taxes and net earnings of $4.34 billion, $796 million and $591 million, respectively. For our current LTM ending August 31, 2021, our comparable results are $7.01 billion, $2.07 billion and $1.54 billion, respectively. These significant increases of 62%, 160% and 160%, respectively, show the remarkable progress that we have achieved as a result of the investments in our business over many years and the operating leverage inherent in our business model.

"With an annualized adjusted return on tangible equity of 26.1%2 at Jefferies Financial Group and an annualized return on tangible equity of 36.2%7 at Jefferies Group for the nine months ended August 31, 2021, Jefferies Financial Group's operating results are increasingly reflective of our core operating businesses at Jefferies Group. This has been a key stated goal for us, and we are extremely pleased with our progress.

“While there is always risk and uncertainty, we believe the global economy continues to be in a period of recovery and uptrend, and we therefore expect to see continued robust activity in mergers and acquisitions and capital markets – providing further opportunity for us to demonstrate the durability of our results and increased market share.

"We would like to thank our clients and employees who came together in August to proudly contribute approximately $6 million to 45 accredited charities around our planet that will use these funds to support critical needs for those in Afghanistan and Haiti, and to support our military veterans."

* * * *

Amounts herein pertaining to August 31, 2021 represent a preliminary estimate as of the date of this earnings release and may be revised upon filing our Quarterly Report on Form 10-Q with the Securities and Exchange Commission ("SEC"). More information on our results of operations for the three and nine months ended August 31, 2021 will be provided upon filing our Quarterly Report on Form 10-Q with the SEC.

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements about our future and statements that are not historical facts. These forward-looking statements are usually preceded by the words "should," "expect," "intend," "may," "will," or similar expressions. Forward-looking statements may contain expectations regarding revenues, earnings, operations, and other results, and may include statements of future performance, plans, and objectives. Forward-looking statements also include statements pertaining to our strategies for future development of our businesses and products. Forward-looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Information regarding important factors, including Risk Factors that could cause actual results to differ, perhaps materially, from those in our forward-

looking statements is contained in reports we file with the SEC. You should read and interpret any forward-looking statement together with reports we file with the SEC.

Past performance may not be indicative of future results. Different types of investments involve varying degrees of risk. Therefore, it should not be assumed that future performance of any specific investment or investment strategy will be profitable or equal the corresponding indicated performance level(s).

For further information, please contact:

Teresa S. Gendron
Chief Financial Officer
Jefferies Financial Group Inc.
Tel. (212) 460-1932

Matt Larson
Chief Financial Officer
Jefferies Group LLC
Tel. (212) 284-2338

1	Adjusted return on tangible equity (a non-GAAP financial measure) is defined as Jefferies Financial Group's three months ended August 31, 2021 annualized adjusted net income divided by our adjusted tangible shareholders' equity at May 31, 2021. Refer to schedule on page 15 for reconciliation to U.S. GAAP amounts.
2	Adjusted return on tangible equity (a non-GAAP financial measure) is defined as Jefferies Financial Group's nine months ended August 31, 2021 annualized adjusted net income divided by our adjusted tangible shareholders' equity at November 30, 2020. Refer to schedule on page 15 for reconciliation to U.S. GAAP amounts.
3
Return on tangible equity (a non-GAAP financial measure) equals our three months ended August 31, 2021 annualized net earnings attributable to Jefferies Group LLC divided by our tangible Jefferies Group LLC member's equity (a non-GAAP financial measure) of $4.88 billion at May 31, 2021. Tangible Jefferies Group LLC member's equity at May 31, 2021 equals Jefferies Group LLC member's equity of $6.68 billion less goodwill and identifiable intangibles assets of $1.80 billion.

4
Return on tangible equity (a non-GAAP financial measure) equals our three months ended August 31, 2020 annualized net earnings attributable to Jefferies Group LLC divided by our tangible Jefferies Group LLC member's equity (a non-GAAP financial measure) of $4.61 billion at May 31, 2020. Tangible Jefferies Group LLC member's equity at May 31, 2020 equals Jefferies Group LLC member's equity of $6.41 billion less goodwill and identifiable intangibles assets of $1.80 billion.

5
Allocated net interest represents the allocation of a ratable portion of Jefferies Group LLC's long-term debt interest expense to Jefferies Group LLC's Asset Management reportable segment, net of interest income on Jefferies Group LLC's Cash and cash equivalents and other sources of liquidity, which allocation is consistent with Jefferies Group LLC's policy of allocating such items to all its business lines. Refer to Jefferies Group LLC's summary of Net Revenues by Source on page 11 and 12.

6	SMBC Group is defined as Sumitomo Mitsui Financial Group, Inc., Sumitomo Mitsui Banking Corporation and SMBC Nikko Securities Inc.
7
Return on tangible equity (a non-GAAP financial measure) equals our first nine months ended August 31, 2021 annualized net earnings attributable to Jefferies Group LLC divided by our tangible Jefferies Group LLC member's equity (a non-GAAP financial measure) of $4.54 billion at November 30, 2020. Tangible Jefferies Group LLC member's equity at November 30, 2020 equals Jefferies Group LLC member's equity of $6.35 billion less goodwill and identifiable intangibles assets of $1.81 billion.

8
Return on tangible equity (a non-GAAP financial measure) equals our first nine months ended August 31, 2020 annualized net earnings attributable to Jefferies Group LLC divided by our tangible Jefferies Group LLC member's equity (a non-GAAP financial measure) of $4.31 billion at November 30, 2019. Tangible Jefferies Group LLC member's equity at November 30, 2019 equals Jefferies Group LLC member's equity of $6.12 billion less goodwill and identifiable intangibles assets of $1.81 billion.

9
Shares outstanding on a fully diluted basis (a non-GAAP financial measure) is defined as Jefferies Financial Group's common shares outstanding plus restricted stock units, stock options, conversion of redeemable convertible preferred shares and other shares. Refer to schedule on page 16 for reconciliation to U.S. GAAP amounts.

10
Tangible book value per fully diluted share (a non-GAAP financial measure) is defined as adjusted tangible book value divided by shares outstanding on a fully diluted basis. Refer to schedule on page 16 for reconciliation to U.S. GAAP amounts.

11	Tangible shareholders' equity (a non-GAAP financial measure) is defined as Jefferies Financial Group shareholders' equity less Intangible assets, net and goodwill. Refer to schedule on page 16 for reconciliation to U.S. GAAP amounts.
12	Backlog represents an estimate of our net revenues from expected future transactions. As an indicator of net revenues in a given future period, it is subject to limitations. The time frame for the realization of revenues from these expected transactions varies and is influenced by factors we do not control. Transactions not included in the estimate may occur, and expected transactions may also be modified or cancelled.

Summary for Jefferies Financial Group Inc. and Subsidiaries
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended August 31,		Nine Months Ended August 31,
	2021	2020	2021	2020

Net revenues	$1,938,984	$1,616,170	$6,376,433	$4,150,087

Income before income taxes and income (loss) related to associated companies	$580,792	$407,189	$1,889,810	$715,066
Income (loss) related to associated companies	(27,176)	5,053	(61,270)	(69,523)
Income before income taxes	553,616	412,242	1,828,540	645,543
Income tax provision	145,700	107,403	484,756	185,138
Net income	407,916	304,839	1,343,784	460,405
Net loss attributable to the noncontrolling interests	1,324	324	2,736	5,033
Net loss attributable to the redeemable noncontrolling interests	68	650	1,071	1,130
Preferred stock dividends	(1,849)	(1,404)	(5,101)	(4,230)
Net income attributable to Jefferies Financial Group Inc. common shareholders	$407,459	$304,409	$1,342,490	$462,338

Basic earnings per common share attributable to Jefferies Financial Group Inc. common shareholders:
Net income	$1.54	$1.08	$5.05	$1.58

Number of shares in calculation	263,087	280,695	264,248	289,959

Diluted earnings per common share attributable to Jefferies Financial Group Inc. common shareholders:
Net income	$1.50	$1.07	$4.93	$1.57

Number of shares in calculation	271,405	285,136	271,746	294,875

A summary of results for the three months ended August 31, 2021 is as follows (in thousands):

	Investment Banking and Capital Markets	Asset Management	Merchant Banking	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$1,650,796	$12,604	$271,608	$955	$—	$3,021	$1,938,984

Expenses:
Compensation and benefits	758,546	15,468	21,763	6,466	—	—	802,243
Cost of sales (1)	64,441	4,541	151,510	—	—	—	220,492
Interest expense	—	—	5,744	—	13,774	—	19,518
Depreciation and amortization	21,035	494	16,584	564	—	—	38,677
Selling, general and other expenses	216,782	10,716	45,475	4,375	—	(86)	277,262
Total expenses	1,060,804	31,219	241,076	11,405	13,774	(86)	1,358,192
Income (loss) before income taxes and loss related to associated companies	589,992	(18,615)	30,532	(10,450)	(13,774)	3,107	580,792
Loss related to associated companies	—	—	(27,176)	—	—	—	(27,176)
Income (loss) before income taxes	$589,992	$(18,615)	$3,356	$(10,450)	$(13,774)	$3,107	553,616
Income tax provision							145,700
Net income							$407,916

A summary of results for the three months ended August 31, 2020 is as follows (in thousands):

	Investment Banking and Capital Markets	Asset Management	Merchant Banking	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$1,274,115	$118,558	$220,887	$591	$—	$2,019	$1,616,170

Expenses:
Compensation and benefits	719,822	10,652	20,573	9,790	—	—	760,837
Cost of sales (1)	60,640	6,103	82,657	—	—	—	149,400
Interest expense	—	—	7,398	—	14,114	—	21,512
Depreciation and amortization	22,225	2,018	14,408	869	—	—	39,520
Selling, general and other expenses	190,105	12,181	30,157	5,550	—	(281)	237,712
Total expenses	992,792	30,954	155,193	16,209	14,114	(281)	1,208,981
Income (loss) before income taxes and income related to associated companies	281,323	87,604	65,694	(15,618)	(14,114)	2,300	407,189
Income related to associated companies	—	—	5,053	—	—	—	5,053
Income (loss) before income taxes	$281,323	$87,604	$70,747	$(15,618)	$(14,114)	$2,300	412,242
Income tax provision							107,403
Net income							$304,839

(1)    Includes Floor brokerage and clearing fees.

A summary of results for the nine months ended August 31, 2021 is as follows (in thousands):

	Investment Banking and Capital Markets	Asset Management	Merchant Banking	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$5,183,269	$293,892	$887,939	$2,269	$—	$9,064	$6,376,433

Expenses:
Compensation and benefits	2,639,307	59,924	77,762	29,035	—	—	2,806,028
Cost of sales (1)	197,226	24,982	390,916	—	—	—	613,124
Interest expense	—	—	18,323	—	41,505	—	59,828
Depreciation and amortization	62,497	1,462	50,619	2,306	—	—	116,884
Selling, general and other expenses	724,406	33,619	119,078	13,954	—	(298)	890,759
Total expenses	3,623,436	119,987	656,698	45,295	41,505	(298)	4,486,623
Income (loss) before income taxes and loss related to associated companies	1,559,833	173,905	231,241	(43,026)	(41,505)	9,362	1,889,810
Loss related to associated companies	—	—	(61,270)	—	—	—	(61,270)
Income (loss) before income taxes	$1,559,833	$173,905	$169,971	$(43,026)	$(41,505)	$9,362	1,828,540
Income tax provision							484,756
Net income							$1,343,784

A summary of results for the nine months ended August 31, 2020 is as follows (in thousands):

	Investment Banking and Capital Markets	Asset Management	Merchant Banking	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$3,451,776	$146,278	$532,608	$11,908	$—	$7,517	$4,150,087

Expenses:
Compensation and benefits	1,892,567	59,375	51,736	25,819	—	—	2,029,497
Cost of sales (1)	181,115	20,288	235,871	—	—	—	437,274
Interest expense	—	—	24,453	—	39,773	—	64,226
Depreciation and amortization	61,322	4,776	50,627	2,631	—	—	119,356
Selling, general and other expenses	570,958	36,717	157,990	19,684	—	(681)	784,668
Total expenses	2,705,962	121,156	520,677	48,134	39,773	(681)	3,435,021
Income (loss) before income taxes and loss related to associated companies	745,814	25,122	11,931	(36,226)	(39,773)	8,198	715,066
Loss related to associated companies	—	—	(69,523)	—	—	—	(69,523)
Income (loss) before income taxes	$745,814	$25,122	$(57,592)	$(36,226)	$(39,773)	$8,198	645,543
Income tax provision							185,138
Net income							$460,405

(1)    Includes Floor brokerage and clearing fees.

The following financial tables provide information for the results of Jefferies Group LLC and should be read in conjunction with Jefferies Group LLC's Annual Report on Form 10-K for the year ended November 30, 2020. Amounts herein pertaining to August 31, 2021 represent a preliminary estimate as of the date of this earnings release and may be revised in Jefferies Group LLC's Quarterly Report on Form 10-Q for the quarter ended August 31, 2021.

Jefferies Group LLC and Subsidiaries
Consolidated Statements of Earnings
(Amounts in Thousands)
(Unaudited)

	Quarter Ended
	August 31, 2021	May 31, 2021	August 31, 2020
Revenues:
Commissions and other fees	$214,393	$222,643	$204,313
Principal transactions	225,797	325,059	560,665
Investment banking	1,180,676	1,000,700	615,837
Asset management fees and revenues	10,309	14,567	6,772
Interest	194,670	206,958	195,960
Other	28,902	66,769	11,526
Total revenues	1,854,747	1,836,696	1,595,073
Interest expense	204,717	219,278	211,629
Net revenues	1,650,030	1,617,418	1,383,444

Non-interest expenses:
Compensation and benefits	767,564	789,836	725,555

Non-compensation expenses:
Floor brokerage and clearing fees	69,129	76,617	66,744
Technology and communications	106,793	107,962	102,635
Occupancy and equipment rental	28,590	32,839	27,053
Business development	24,276	27,023	7,637
Professional services	55,011	59,780	41,173
Underwriting costs	21,474	33,031	29,071
Other	17,472	61,031	20,175
Total non-compensation expenses	322,745	398,283	294,488
Total non-interest expenses	1,090,309	1,188,119	1,020,043
Earnings before income taxes	559,721	429,299	363,401
Income tax expense	140,567	110,846	95,870
Net earnings	419,154	318,453	267,531
Net losses attributable to noncontrolling interests	(597)	(363)	(531)
Net earnings attributable to Jefferies Group LLC	$419,751	$318,816	$268,062

Pre-tax operating margin	33.9%	26.5%	26.3%
Effective tax rate	25.1%	25.8%	26.4%

Jefferies Group LLC and Subsidiaries
Consolidated Statements of Earnings
(Amounts in Thousands)
(Unaudited)

	Nine Months Ended
	August 31, 2021	August 31, 2020
Revenues:
Commissions and other fees	$673,974	$627,115
Principal transactions	1,342,075	1,399,850
Investment banking	3,185,038	1,595,330
Asset management fees and revenues	62,259	23,068
Interest	620,649	702,569
Other	156,259	(6,020)
Total revenues	6,040,254	4,341,912
Interest expense	643,440	753,405
Net revenues	5,396,814	3,588,507

Non-interest expenses:
Compensation and benefits	2,677,294	1,932,332

Non-compensation expenses:
Floor brokerage and clearing fees	222,326	204,943
Technology and communications	319,096	287,413
Occupancy and equipment rental	89,419	78,951
Business development	69,280	45,953
Professional services	159,079	127,832
Underwriting costs	90,641	59,085
Other	109,489	80,351
Total non-compensation expenses	1,059,330	884,528
Total non-interest expenses	3,736,624	2,816,860
Earnings before income taxes	1,660,190	771,647
Income tax expense	428,718	203,855
Net earnings	1,231,472	567,792
Net losses attributable to noncontrolling interests	(1,163)	(4,397)
Net earnings attributable to Jefferies Group LLC	$1,232,635	$572,189

Pre-tax operating margin	30.8%	21.5%
Effective tax rate	25.8%	26.4%

Jefferies Group LLC and Subsidiaries
Selected Statistical Information
(Amounts in Thousands, Except Other Data)
(Unaudited)

	Quarter Ended
	August 31, 2021	May 31, 2021	August 31, 2020
Net Revenues by Source:

Advisory	$583,887	$390,508	$171,438

Equity underwriting	367,460	324,462	305,380
Debt underwriting	229,329	285,730	139,019
Total underwriting	596,789	610,192	444,399
Other investment banking	(360)	32,971	(27,013)
Total investment banking	1,180,316	1,033,671	588,824

Equities	236,532	242,949	318,824
Fixed income	205,795	257,197	336,347
Total capital markets	442,327	500,146	655,171

Other	28,153	39,147	30,120

Total Investment Banking and Capital Markets (1) (2)	1,650,796	1,572,964	1,274,115

Asset management fees and revenues	10,309	14,567	6,772
Investment return (3) (4)	80	41,326	115,556
Allocated net interest (3) (5)	(11,155)	(11,439)	(12,999)
Total Asset Management	(766)	44,454	109,329

Net Revenues	$1,650,030	$1,617,418	$1,383,444

Other Data:
Number of trading days	65	64	65
Number of trading loss days	20	20	8

Average firmwide VaR (in millions) (6)	$12.69	$15.77	$10.46

(1)	Includes net interest revenues of $5.2 million, $3.7 million and $3.3 million for the quarters ended August 31, 2021, May 31, 2021 and August 31, 2020, respectively.
(2)	Allocated net interest is not separately disaggregated for Investment Banking and Capital Markets. This presentation is aligned to our Investment Banking and Capital Markets internal performance measurement.
(3)	Net revenues attributed to the Investment return in Jefferies Group LLC Asset Management have been disaggregated to separately present Investment return and Allocated net interest (see footnote 5 below). This disaggregation is intended to increase transparency and to make clearer actual Investment return. We believe that aggregating Investment return and Allocated net interest would obscure the Investment return by including an amount that is unique to Jefferies Group LLC's credit spreads, debt maturity profile, capital structure, liquidity risks and allocation methods.
(4)	Includes direct net interest expenses of $4.1 million, $4.5 million and $6.0 million for the quarters ended August 31, 2021, May 31, 2021 and August 31, 2020, respectively.
(5)	Allocated net interest represents the allocation of Jefferies Group LLC's long-term debt interest expense to Jefferies Group LLC's Asset Management, net of interest income on Jefferies Group LLC's Cash and cash equivalents and other sources of liquidity (refer to page 13).
(6)	VaR estimates the potential loss in value of Jefferies Group LLC's trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in Jefferies Group LLC's Annual Report on Form 10-K for the year ended November 30, 2020.

Jefferies Group LLC and Subsidiaries
Selected Statistical Information
(Amounts in Thousands, Except Other Data)
(Unaudited)

	Nine Months Ended
	August 31, 2021	August 31, 2020
Net Revenues by Source:

Advisory	$1,285,834	$696,677

Equity underwriting	1,186,728	561,455
Debt underwriting	712,476	337,198
Total underwriting	1,899,204	898,653
Other investment banking	62,436	(112,776)
Total investment banking	3,247,474	1,482,554

Equities	1,010,497	801,596
Fixed income	826,351	1,077,673
Total capital markets	1,836,848	1,879,269

Other	98,947	89,953

Total Investment Banking and Capital Markets (1) (2)	5,183,269	3,451,776

Asset management fees and revenues	62,259	23,068
Investment return (3) (4)	184,279	150,339
Allocated net interest (3) (5)	(32,993)	(36,676)
Total Asset Management	213,545	136,731

Net Revenues	$5,396,814	$3,588,507

Other Data:
Number of trading days	189	189
Number of trading loss days	49	23

Average firmwide VaR (in millions) (6)	$14.79	$9.04

(1)	Includes net interest revenues of $21.1 million and $5.4 million for the nine months ended August 31, 2021 and 2020, respectively.
(2)	Allocated net interest is not separately disaggregated for Investment Banking and Capital Markets. This presentation is aligned to our Investment Banking and Capital Markets internal performance measurement.
(3)	Net revenues attributed to the Investment return in Jefferies Group LLC Asset Management have been disaggregated to separately present Investment return and Allocated net interest (see footnote 5 below). This disaggregation is intended to increase transparency and to make clearer actual Investment return. We believe that aggregating Investment return and Allocated net interest would obscure the Investment return by including an amount that is unique to Jefferies Group LLC's credit spreads, debt maturity profile, capital structure, liquidity risks and allocation methods.
(4)	Includes direct net interest expenses of $10.9 million and $19.6 million for the nine months ended August 31, 2021 and 2020, respectively.
(5)	Allocated net interest represents the allocation of Jefferies Group LLC's long-term debt interest expense to Jefferies Group LLC's Asset Management, net of interest income on Jefferies Group LLC's Cash and cash equivalents and other sources of liquidity (refer to page 13).
(6)	VaR estimates the potential loss in value of Jefferies Group LLC's trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in Jefferies Group LLC's Annual Report on Form 10-K for the year ended November 30, 2020.

Jefferies Group LLC and Subsidiaries
Financial Highlights
(Amounts in Millions, Except Where Noted)
(Unaudited)

	Quarter Ended
	August 31, 2021	May 31, 2021	August 31, 2020
Financial position:
Total assets (1)	$52,047	$52,171	$46,660
Average total assets for the period (1)	$58,757	$59,841	$54,654
Average total assets less goodwill and intangible assets for the period (1)	$56,955	$58,038	$52,965

Cash and cash equivalents (1)	$7,186	$6,221	$6,750
Cash and cash equivalents and other sources of liquidity (1) (2)	$9,201	$8,259	$8,089
Cash and cash equivalents and other sources of liquidity - % total assets (1) (2)	17.7%	15.8%	17.3%
Cash and cash equivalents and other sources of liquidity - % total assets less goodwill and intangible assets (1) (2)	18.3%	16.4%	18.0%

Financial instruments owned (1)	$19,184	$19,412	$17,556
Goodwill and intangible assets (1)	$1,799	$1,805	$1,806

Total equity (including noncontrolling interests) (1)	$6,901	$6,687	$6,504
Total Jefferies Group LLC member's equity (1)	$6,897	$6,681	$6,488
Tangible Jefferies Group LLC member's equity (1) (3)	$5,098	$4,876	$4,682

Level 3 financial instruments:
Level 3 financial instruments owned (1) (4)	$380	$399	$433
Level 3 financial instruments owned - % total assets (1) (4)	0.7%	0.8%	0.9%
Level 3 financial instruments owned - % total financial instruments (1) (4)	2.0%	2.1%	2.5%
Level 3 financial instruments owned - % tangible Jefferies Group LLC member's equity (1) (4)	7.5%	8.2%	9.2%

Other data and financial ratios:
Total long-term capital (1) (5)	$13,569	$13,406	$12,492
Leverage ratio (1) (6)	7.5	7.8	7.2
Tangible gross leverage ratio (1) (7)	9.9	10.3	9.6

Number of trading days	65	64	65
Number of trading loss days	20	20	8
Average firmwide VaR (8)	$12.69	$15.77	$10.46

Number of employees, at period end	4,444	4,121	3,893

Jefferies Group LLC and Subsidiaries
Financial Highlights - Footnotes

(1)
Amounts pertaining to August 31, 2021 represent a preliminary estimate as of the date of this earnings release and may be revised in Jefferies Group LLC's Quarterly Report on Form 10-Q for the quarter ended August 31, 2021.

(2)
At August 31, 2021, other sources of liquidity include high quality sovereign government securities and reverse repurchase agreements collateralized by U.S. government securities and other high quality sovereign government securities of $1,647 million, in aggregate, and $368 million, being the estimated amount of additional secured financing that could be reasonably expected to be obtained from Jefferies Group LLC's financial instruments that are currently not pledged after considering reasonable financing haircuts. The corresponding amounts included in other sources of liquidity at May 31, 2021 were $1,651 million and $387 million, respectively, and at August 31, 2020, were $1,123 million and $216 million, respectively.

(3)	Tangible Jefferies Group LLC member's equity (a non-GAAP financial measure) represents total Jefferies Group LLC member's equity less goodwill and identifiable intangible assets. We believe that tangible Jefferies Group LLC member's equity is meaningful for valuation purposes, as financial companies are often measured as a multiple of tangible equity, making these ratios meaningful for investors.

(4)	Level 3 financial instruments represent those financial instruments classified as such under Accounting Standards Codification 820, accounted for at fair value and included within Financial instruments owned.

(5)
At August 31, 2021, May 31, 2021 and August 31, 2020, total long-term capital includes Jefferies Group LLC's long-term debt of $6,668 million, $6,719 million and $5,987 million, respectively, and total equity. Long-term debt included in total long-term capital is reduced by amounts outstanding under secured credit facilities, amounts from secured term loans and the amount of debt maturing in less than one year, as applicable.

(6)	Leverage ratio equals total assets divided by total equity.

(7)	Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets less goodwill and identifiable intangible assets divided by tangible Jefferies Group LLC member's equity. The tangible gross leverage ratio is used by rating agencies in assessing Jefferies Group LLC's leverage ratio.

(8)	VaR estimates the potential loss in value of Jefferies Group LLC's trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in Jefferies Group LLC's Annual Report on Form 10-K for the year ended November 30, 2020.

Jefferies Financial Group Inc.
Non-GAAP Reconciliation

The following tables reconcile Jefferies Financial Group non-GAAP measures to their respective U.S. GAAP measures. Management believes such non-GAAP measures are useful to investors as they allow them to view our results through the eyes of management, while facilitating a comparison across historical periods. These measures should not be considered a substitute for, or superior to, measures prepared in accordance with U.S. GAAP.

Jefferies Financial Group Adjusted Return on Tangible Equity Reconciliation

The table below reconciles our Net income attributable to Jefferies Financial Group to adjusted net income and our Shareholders' equity to adjusted tangible shareholders' equity (in thousands):

	Three Months Ended August 31, 2021	Nine Months Ended August 31, 2021

Net income attributable to Jefferies Financial Group common shareholders (GAAP)	$407,459	$1,342,490
Intangible amortization expense, net of tax	2,618	7,869
Adjusted net income (non-GAAP)	$410,077	$1,350,359
Annualized adjusted net income (non-GAAP)	$1,640,308	$1,800,479

	May 31, 2021	November 30, 2020

Shareholders' equity (GAAP)	$10,072,634	$9,403,893
Less: Intangible assets, net and goodwill	(1,912,480)	(1,913,467)
Less: Deferred tax asset	(452,467)	(393,687)
Less: Weighted average quarter-to-date or year-to-date impact of 2021 cash dividends and share repurchases	(56,862)	(189,771)
Adjusted tangible shareholders' equity (non-GAAP)	$7,650,825	$6,906,968

Adjusted return on tangible equity	21.4%	26.1%

Jefferies Financial Group Book Value and Shares Outstanding GAAP Reconciliation

The table below reconciles our book value (shareholders' equity) to adjusted tangible book value and our common shares outstanding to fully diluted shares outstanding (in thousands, except per share amounts):

	August 31, 2021	March 31, 2018

Book value (GAAP)	$10,381,883	$10,259,080
Redeemable convertible preferred shares converted to common shares (1)	125,000	—
Stock options (2)	121,568	—
Intangible assets, net and goodwill	(1,905,163)	(2,450,957)
Adjusted tangible book value (non-GAAP)	$8,723,288	$7,808,123

Common shares outstanding (GAAP)	245,557	357,216
Restricted stock units ("RSUs")	19,976	19,693
Redeemable convertible preferred shares converted to common shares (1)	4,441	—
Stock options (2)	5,132	—
Other	1,119	854
Fully diluted shares outstanding (non-GAAP) (3)	276,225	377,763

Book value per share outstanding	$42.28	$28.72
Tangible book value per fully diluted share outstanding	$31.58	$20.67

(1) Redeemable convertible preferred shares added to book value and fully diluted shares assume that the redeemable convertible preferred shares are converted to common shares. As of March 31, 2018, the redeemable convertible preferred shares were anti-dilutive and not included in adjusted tangible book value or fully diluted shares outstanding.
(2) Stock options added to book value are equal to the total number of stock options outstanding as of August 31, 2021 of 5,132,000 multiplied by the weighted average exercise price of $23.69 on August 31, 2021. Stock options added to fully diluted shares are equal to the total stock options outstanding on August 31, 2021.
(3) Fully diluted shares outstanding include vested and unvested RSUs as well as the target number of RSUs issuable under the senior executive compensation plans. Fully diluted shares outstanding also include all stock options and the additional common shares if our redeemable convertible preferred shares were converted to common shares.

Jefferies Financial Group Shareholders' Equity GAAP Reconciliation

The table below reconciles our shareholders' equity to tangible shareholders' equity (in thousands):

	August 31, 2021	March 31, 2018

Shareholders' equity (GAAP)	$10,381,883	$10,259,080
Intangible assets, net and goodwill	(1,905,163)	(2,450,957)
Tangible shareholders' equity (non-GAAP)	$8,476,720	$7,808,123